                                                                       FORM 10-K
                                                                      EXHIBIT 21




                                SUBSIDIARIES OF
                          CITIZENS BANKING CORPORATION



                                                                  Jurisdiction or
                                                                  Incorporation of
                                                                   Organization
                                                                 ----------------
Direct Bank Subsidiaries (all wholly owned)

       Citizens Bank                                                  Michigan
       Citizens Bank - Illinois, N.A.                           National Association

Indirect Nonbank Subsidiary (all wholly owned)
       Citizens Commercial Leasing Corporation                        Michigan
       Lakeshore Insurance Agency, Inc.                               Michigan





                                       1